SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2005

KOMAG INCORPORATED
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	0-16852 (Commission File Number)	94-2914864 (I.R.S. Employer Identification Number)
1710 Automation Parkway
San Jose, California 95131
(408) 576-2000
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
     On July 27, 2005, Komag, Incorporated (“Komag”) issued a press release and held a conference call announcing its financial results for the quarter ended July 3, 2005. Komag furnished the press release in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2005. In these announcements Komag reported diluted earnings per share for the quarter ended July 3, 2005 of $0.93 based on 32,668,000 shares outstanding and diluted earnings per share for the six months ended July 3, 2005 of $1.53 based on 32,274,000 shares outstanding. Subsequently, Komag determined that diluted shares outstanding were understated related to warrants to purchase common stock. As a result, diluted shares outstanding for the quarter ended July 3, 2005 are revised to 32,971,000 shares, with diluted earnings per share for the quarter ended July 3, 2005 of $0.92. Diluted shares outstanding and earnings per share for the six months ended July 3, 2005 are 32,669,000 and $1.51, respectively.
     The information in this Form 8-K shall not be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, nor shall it be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated (Registrant)
Dated: August 1, 2005	By:	/s/ KATHLEEN A. BAYLESS
Kathleen A. Bayless
Vice President, Chief Financial Officer